Exhibit 10.7


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of the 31st day of August, 1998, by and between CARDINAL FINANCIAL CORPORATION, a Virginia corporation with its principal offices at 10641 Lee Highway, Fairfax, Virginia 22030 ("Company"), and GREG D. WHEELESS ("Wheeless"), an individual currently residing at 21578 Goodwin Court, Ashburn, Virginia 20148.

                              W I T N E S S E T H:

         WHEREAS, the Company, a multi-bank holding company, has organized and chartered a national bank subsidiary, known as Cardinal Bank, N.A.; and

         WHEREAS, the Company intends to organize and charter a number of banking institutions to provide financial and banking services throughout the Northern Virginia region, including a local bank located in the Reston/Herndon area of Fairfax County, Virginia ("Bank"); and

         WHEREAS, the Company has retained Wheeless to provide services in an executive capacity for the Company and the Bank, and the Company and Wheeless ("the parties") desire to memorialize the terms and conditions of Wheeless' continuing employment; and

         NOW, THEREFORE, in consideration of the promises and obligations of the Company and Wheeless under this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                               SCOPE OF EMPLOYMENT

         1.1. Title. Wheeless has been employed as Executive Vice President of the Company, and as Senior Vice President of Cardinal Bank, N.A. since August 31, 1998. Wheeless shall assume the title of President and Chief Executive Officer of the Bank effective as of the date the Bank is chartered, or as soon thereafter as all necessary regulatory approvals are obtained allowing Wheeless to serve in that position. Wheeless shall continue as Executive Vice President of the Company, but will no longer hold any position with Cardinal Bank, N.A. after he becomes President and CEO of the Bank.

         1.2. Duties and Responsibilities. As Executive Vice President of the Company, Wheeless shall perform such duties as may be assigned to him consistent with that position.

         Upon becoming President and Chief Executive Officer of the Bank, Wheeless will be responsible for the supervision of all Bank operations and personnel, the development of recommendations to the board of directors of the Bank ("Bank Board") of plans and policies for the Bank, and shall serve on professional or civic organizations to promote the interests of the

Bank if so directed by the Board of Directors of Cardinal Financial Corporation and/or the Cardinal Financial Corporation CEO. Wheeless is also required to perform such other duties consistent with his position as the Bank Board may direct from time to time.

         Prior to Wheeless becoming President and CEO of the Bank, the board of directors of the Company ("Company Board"), and thereafter the Bank Board, may, in its sole discretion, increase, lessen, or limit the specific duties and responsibilities of Wheeless. During the term of his employment, Wheeless is required to devote his full time, attention, and efforts, with undivided loyalty, to the business of the Company and the Bank and shall use his best efforts to promote their interests.

         Wheeless' principal office shall be at a Northern Virginia location determined by the President and CEO of the Company.

         1.3. Failure to Obtain Regulatory Approval. In the event Wheeless does not receive regulatory approval to hold the position of President and CEO of the Bank, the Company may offer him employment in another senior-level position, but is under no obligation to do so. If Wheeless accepts employment by the Company in an alternate position, Wheeless and the Company agree to negotiate in good faith regarding a written contract for an equitable compensation and benefits package based on the position he holds.

         1.4. Other Affairs. Notwithstanding anything in this Agreement to the contrary, Wheeless may engage in charitable and community affairs and manage his personal investments, provided that such activities are not inconsistent with the purposes of the Company or the Bank and do not unreasonably interfere with the performance of his duties or responsibilities as set forth in this Agreement, and provided that Wheeless shall not engage in any activities in violation of Articles 7 and 8 of this Agreement. Wheeless may also serve as a member of the board of directors of other organizations, subject to the advance approval of the Company's CEO.


                                    ARTICLE 2
                             RELATIONSHIP WITH BOARD

         2.1. Significant Actions. Unless otherwise specifically permitted by Company or Bank policy, Wheeless agrees not to undertake, or authorize any other employee of the Company or Bank to undertake, any of the following actions, except with the prior written consent of the Company Board (prior to becoming President and CEO of the Bank) or the Bank Board (after becoming the Bank's President and CEO), which consent may be withheld in either Board's absolute discretion, or except as authorized by the Company's CEO in certain instances noted below:

                  (a) guarantee by the Company or Bank of any loans or indebtedness of any kind;

                  (b) acquisition or disposition of stock, securities, properties, or material assets of any corporation, company, or other entity by the Company or Bank;

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

                  (c) amendment, change, extension, renewal, waiver, or modification of any material agreement to which the Company, Bank or their affiliates are or may be a party, or any rights or obligations of the parties under any of the foregoing except when acting within approved loan authorities;

                  (d)      change  corporate  purpose of the Company or Bank, or
the  Company's  or  Bank's   Articles  of   Incorporation,   ByLaws,   or  other
organizational documents;

                  (e) sale, assignment, pledge, mortgage, encumbrance or other transfer affecting assets or real or personal property of the Company or Bank except in the ordinary course of business;

                  (f) enter into any contract or commitment, or series of contracts or commitments, written or oral, which singularly or in the aggregate, requires the Company or Bank to expend or incur liability or debt in excess of the approved Company or Bank budgets for such expenditure.

                  (g) compromise or settle any material claim asserted by or against the Company or Bank;

                  (h) change the Company's or Bank's certified public accountants, law firms, or other professionals currently retained or utilized by the Company or Bank;

                  (i) change location of the principal office, or other facilities of the Company or Bank;

                  (j) lend money on behalf of the Company or Bank, except routine transactions in the ordinary course of business; or

                  (k)      add  a  position  or  personnel  function,   hire  an
officer, or terminate Company employees without the prior consent of the Company's CEO.

         2.2. Board Action. Unless otherwise noted herein, whenever any action by the Company's Board or the Bank's Board is required or permitted under this Agreement, the Chairman of the respective Board, or his designee, may decide and take such action without approval or involvement of the full Board or a majority of the Board. To the extent required, a vote of the full Board shall occur at a meeting duly called and held with a quorum acting throughout in accordance with the applicable Articles of Incorporation and ByLaws, and such action must be evidenced in writing before being effective. Meetings held by the Board in accordance with this Agreement may be conducted by teleconference and in executive session.

                                    ARTICLE 3
                            COMPENSATION AND BENEFITS

         3.1. Salary. The Company agrees to pay Wheeless, for services rendered hereunder, salary at the annual rate of ONE HUNDRED THOUSAND DOLLARS ($100,000). Such salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under the provisions of law. Wheeless' salary may not be adjusted downward at any time during the term of this Agreement without his express consent. Wheeless' salary may be adjusted upward annually at the discretion of the Company Board, based upon its assessment of Wheeless' performance and the Company's financial circumstances. Wheeless will be considered for his first annual salary raise at the time of his initial performance review in March 1999, and will be considered for further raises at each one-year anniversary thereafter during the term of this Agreement. As referred to hereinafter, "Salary" means the compensation described in this Section 3.1.

         3.2. General Expenses. Wheeless is expected from time to time to incur reasonable and necessary expenses for promoting the business of the Company, including expenses for travel, entertainment, and other activities associated with Wheeless' duties. Reasonable and necessary expenses, as determined by the Company, incurred by Wheeless in connection with the performance of his duties hereunder will be reimbursed provided that Wheeless follows Company procedures for the reimbursement of such expenses, including submission of reasonably detailed verification of the nature and amount of such expenses.

         3.3.     Special   Expenses.   In  addition  to  the  general  expenses
authorized by Section 3.2, the Company agrees to pay, or reimburse, the following specific items:

         (i) Country club membership. The Company agrees to pay Wheeless' initiation fee (up to an amount set by the President/CEO of the Company), monthly dues, and reasonable food and entertainment expenses for business purposes at Hidden Creek Country Club, or another club approved by the Company as being comparable in cost to Hidden Creek Country Club ("Club"). In the event Wheeless terminates his membership in the Club within five (5) years after initial employment with the Company and this Agreement has not been terminated, any proceeds that Wheeless receives from the sale of his membership interest or equity in the Club shall be reimbursed by him to the Company.

         (ii) Mobile telephone. The Company agrees to purchase a mobile phone for Wheeless at its expense, which shall remain Company property, and shall reimburse Wheeless for reasonable and necessary fees and charges related to the use of such phone for business purposes.

         3.4. Benefits. Except as otherwise provided in this Agreement, Wheeless will be entitled to participate in the same manner as other executive and managerial employees of the Company in all retirement, health and welfare, and other fringe benefit programs applicable to other managerial employees of the Company generally which may be authorized, adopted and amended from time to time by the Board. This includes eligibility to participate in the Company's qualified retirement plans as permitted by the terms of such plans. Specific benefits that Wheeless is eligible to receive include, but are not limited to:

         (i) Medical Insurance. So long as the Company provides health and dental insurance, Wheeless (and his eligible family members, which include his wife and children) shall have the opportunity to participate in the same manner and on the same terms as other officers and employees of the Company.

         (ii) Long-term disability. The Company shall pay Wheeless' full premiums for long-term disability insurance coverage, providing a disability benefit of up to 60% of Wheeless' salary (as defined by the applicable plan or policy), so long as the Company offers group long-term disability insurance coverage for its employees.

         (iii) Annual physical examination. The Company agrees to provide, at no cost to Wheeless, one annual physical examination through a doctor of Wheeless' choice.

         (iv) Life insurance. The Company shall pay Wheeless' premiums, for his purchase of a term life insurance policy providing a death benefit of $500,000, through a carrier selected by the Company.

         (v) Automobile. The Company agrees to purchase an automobile for use by Wheeless, which will be owned by the Company, with a retail purchase cost not to exceed $35,000 taking into account all taxes, fees, charges and the trade-in or resale value received for Wheeless' existing automobile. Wheeless may select the automobile of his choice, subject to these restrictions. Alternatively, the Company may lease an automobile on behalf of Wheeless, if he so elects, with monthly payments not to exceed $600.

         (vi) Vacation. Wheeless shall be entitled to receive four weeks of paid vacation leave each calendar year. Provisions regarding the accrual and carry-over of any unused vacation time will be governed by the Company's standard policies.

         3.5. No Other Compensation. Except as provided in Article 4 hereof, Wheeless shall receive no compensation or remuneration in addition to that set forth in this Article 3 for any services by him in any capacity to the Company, the Bank, or any affiliated corporation. Nothing contained herein shall, however, preclude Wheeless from receiving any additional discretionary bonus or compensation specifically approved in writing for Wheeless in advance by the Company's Board.

         3.6. Tax Consequences. Wheeless acknowledges that, to the extent the value of any of the benefits provided to him under this Article 3 constitute taxable income to him, he shall be responsible for the payment of such taxes and the Company may withhold or deduct to satisfy his tax liability as permitted by applicable law.


                                    ARTICLE 4
                        VARIABLE AND EQUITY COMPENSATION

         4.1. Performance Bonus. Wheeless shall be considered annually for a cash bonus, up to, but not to exceed, thirty percent (30%) of his annual Salary, based on the attainment of certain performance objectives established in a Company-approved bonus/performance plan. This maximum bonus opportunity may not be decreased below 30% of his Salary for the period in question. Wheeless shall be considered for his initial Performance Bonus in March 1999 and each March thereafter for the term of this Agreement. If awarded, payment of the bonus will occur as soon as practicable after March 1 of each year.

         4.2. Stock Option Grant. As soon as practicable, but in no event later than 30 days, after the execution of this Agreement, Wheeless shall be granted a non-qualified option to buy 750 shares of the Company's common stock, at an exercise price of $10.00 per share. This option will contain a three-year vesting schedule, and shall expire ten years after the option is fully exercisable. The parties agree to execute a separate stock option agreement memorializing the terms of the option.

         Each year Wheeless shall be considered for a non-qualified stock option grant to buy stock of the Company on the date the Company Board determines that he has achieved certain annual performance objectives established under a Company-approved bonus/performance plan. This grant will be up to, but will not exceed twenty percent (20%) of his annual Salary, based on the attainment of certain performance objectives established in a Company-approved bonus/performance plan. This maximum grant opportunity may not be decreased below 20% of Wheeless' Salary for the period in question. The Company Board reserves the right to modify the performance goals established for Wheeless from year to year. The other specific terms and conditions of the option will be memorialized in a separate stock option agreement, executed by the parties on the date of grant of the option. The parties agree generally, however, that the exercise price of the option shall be the fair market value of the stock on the date of grant, and that the option will vest and become exercisable in equal installment over a three-year period. Wheeless shall be considered for an initial stock option grant in March 1999 and each March hereafter for the term of this Agreement. The option, if earned, shall be granted as soon as practicable after March 1 of each year.

                                    ARTICLE 5
                                  TERM; RENEWAL

         5.1. Term. Wheeless' employment, pursuant to this Agreement, shall commence on August 31, 1998 and shall continue until August 31, 2001, at which time this Agreement shall expire unless extended as provided in Section 5.2, or unless earlier terminated under Article 6.

         5.2. Renewal. Before the expiration of the initial term of this Agreement on August 31, 2001, the Company and Wheeless agree to discuss in good faith whether to extend the terms of the Agreement for an additional two-year period, through August 31, 2003. Neither party is under any obligation to renew or extend the terms of this Agreement. There shall be no extension or renewal of this Agreement (except Articles 7 and 8, each of which shall continue in effect as provided in this Agreement, unless and until modified in writing by the parties), by operation of law or otherwise unless by the written agreement or consent of both the Company and Wheeless prior to the expiration of the initial term.

                                    ARTICLE 6
                              EVENTS OF TERMINATION

         6.1. Termination for Failure to Obtain Regulatory Approval. If the applicable regulatory authorities refuse the necessary approvals for Wheeless to serve as President and CEO of the Bank, or otherwise substantially limit the scope of duties he may perform in that capacity, this Agreement shall terminate automatically and be of no further legal force or effect.

         6.2.     Termination by the Company.

         General. The Company shall have the right to terminate this Agreement, with or without cause, by at least a two-thirds vote of the Company's Board, at any time during the term of this Agreement by giving written notice to Wheeless. The termination shall become effective on the date specified in the notice, which termination date shall not be a date prior to the date fourteen (14) days following the date of the notice of termination itself.

                  (a) Cause Defined. For purposes of this Section 6, "cause" shall mean (i) a material breach by Wheeless of any covenant or condition under this Agreement; (ii) the commission by Wheeless of any willful act constituting dishonesty, fraud, immoral or disreputable conduct which is harmful to the Company, or its reputation; (iii) any felony conviction of Wheeless; (iv) any willful act of gross misconduct which is materially and demonstrably injurious to the Company; (v) material violation by Wheeless of the Company's policies as set forth in the Company's personnel handbook, if one has been adopted, or announced by Company management from time to time; (vi) violation of the Company's drug and alcohol policy as set forth in the Company's personnel handbook, if one has been adopted, or announced by Company management from time to time; or (vii) any conduct that renders Wheeless unsuitable for duty as determined by any regulatory authority that oversees banking or financial institutions. Prior to termination for cause under subparagraph (i) above, Wheeless shall be notified of the cause for termination and given sixty
(60) days from the date of such notice to cure his breach.

         6.3.     Termination by Death or Disability of the Employee.

                  (a) General. In the event of Wheeless' death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately.

                  (b) Disability. If the Wheeless is unable to perform his duties hereunder, with or without any reasonable accommodation (if such accommodation is legally required), due to mental, physical or other disability for a period of ninety (90) consecutive days in any 180-day period, as determined in good faith by the Company Board, this Agreement may be terminated by the Company, at its option, by written notice to Wheeless, effective on the termination date specified in such notice, provided that such termination date shall not be a date prior to the date of the notice of termination itself.

         6.4. Termination by Wheeless. Wheeless may terminate this Agreement at any time, with or without cause, by giving written notice to the Company. Any such termination shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than, fourteen (14) days after the date of the notice.

         6.5.     Effect of Expiration or Termination.

                  (a) General. In the event this Agreement expires or is terminated for any reason, then both parties' obligations hereunder shall immediately cease (including any right to compensation and benefits under Articles 3 and 4), except that: (i) Wheeless or his estate or personal representative shall be entitled to receive the Salary owed to him through the effective date of such expiration or termination; (ii) the Company will pay, or reimburse, Wheeless' reasonable and necessary business expenses incurred prior to the date this Agreement expires or terminates; (iii) Wheeless may continue to participate in any Company benefit plans to the extent he remains eligible to do so; (iv) Wheeless agrees to return his Company-owned automobile, if he elected this option under Section 3.4(v) under this Agreement, and mobile telephone to the Company (unless he purchases the automobile as provided below); and (v) Wheeless shall become solely responsible for the payment of any outstanding Club initiation fees, and all Club dues and expenses thereafter.

                  (b) Treatment of Performance Bonus. Notwithstanding the above, if this Agreement expires by its terms pursuant to Article 5, Wheeless shall receive any Performance Bonus he has earned for the period at issue. Additionally, if the Agreement is terminated by the Company for any reason other than cause (including Wheeless' death or disability), Wheeless may be considered for his Performance Bonus, on a pro-rata basis, in the sole discretion of the Company's Board. Such Performance Bonus will not be available to Wheeless if he terminates the Agreement or if the Company terminates the Agreement for cause.

                  (c) Special payments in the event of termination for other than "cause." Wheeless also shall be entitled to the following additional payments, or rights, if the Agreement is terminated without cause by the Company for a reason other than Wheeless' death or disability: (i) severance in an amount equal to his annual base Salary, less any applicable deductions or withholding, by a lump-sum payment made within thirty (30) days of the Agreement's termination date; (ii) the right to purchase his Company automobile at current book value, as determined by the Company; (iii) the right, for a 90-day period after the date of termination, to exercise the option under the stock option agreement referenced in Paragraph 4.2 to the extent the option is exercisable (vested) at the time of termination. The option will not continue to vest with respect to any additional shares during this 90-day period.

         6.6. Cooperation. Following any termination, Wheeless shall fully cooperate with the Company in all matters related to the handing over and transitioning of his pending work to other employees of the Company as may be designated by the Company's Board.

                                    ARTICLE 7
                                 NONCOMPETITION

         7.1.     Noncompetition.

                  (a)      Wheeless   agrees   that,   during   his   employment
hereunder, and for a period of one (1) year after the effective date of termination of this Agreement, he will not:

                           (1) Compete (as defined below) with the Company or the Bank; or

                           (2) assist a Competitor (as defined below) of the Company or the Bank by providing consulting or other advisory services to that Competitor.


                  (b) The following terms, as used in this Article 7 shall have the meanings set forth below:

                           (1) The Company's or Bank's "Business" means the provision of banking and financial services and other businesses or services that the Company or Bank may establish from time to time during the term of this Agreement.

                           (2) The term "Competitor" means any firm, corporation or entity that is engaged in business substantially similar to the Company's or Bank's business that: (i) is in the process of starting up operations or which has been chartered and operating for fewer than five (5) years; (ii) has assets of five hundred million ($500,000,000) or less; and (iii) has a facility within five (5) miles of the Company or Bank or any banking institution owned by the Company or Bank.

                           (3) The term "Compete" means to engage in direct competition with the Company or Bank by serving as an employee, consultant, officer, director, proprietor, partner, stockholder or other security holder (other than a holder of securities of a corporation listed on a national securities exchange or the securities of which are regularly traded in the over-the-counter market, provided that the Employee at no time owns in excess of 1% of the outstanding securities of such corporation entitled to vote for the election of directors or other than of a corporation in which the Employee makes passive investments through a venture fund or similar investment vehicle) of any firm, corporation or entity that is a Competitor of the Company or Bank.


                  (c) Wheeless further acknowledges that this Article 7 is an independent covenant within this Agreement, and that this covenant shall survive any termination of Agreement and shall be treated as an independent covenant for the purposes of enforcement.

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

                  (d) Wheeless shall, during the term of this Agreement and thereafter, notify any prospective employer of the terms and conditions of this Agreement regarding confidentiality, nondisclosure and noncompetition.

                                    ARTICLE 8
                       CONFIDENTIALITY AND NON-DISCLOSURE

         8.1. Wheeless shall hold in strict confidence and shall not, either during the term of this Agreement or after the termination hereof, disclose, directly or indirectly, to any third party, person, firm, corporation or other entity, irrespective of whether such person or entity is a competitor of the Company or Bank or is engaged in a business similar to that of the Company or Bank, any trade secrets or other proprietary or confidential information of the Company or Bank or any subsidiary or affiliate of the Company or Bank (collectively, "Proprietary Information") obtained by Wheeless from or through his employment hereunder. Such Proprietary Information includes but is not limited to marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists. Wheeless hereby acknowledges and agrees that all Proprietary Information referred to in this Article 8 shall not be used for any purpose other than his duties hereunder and shall be deemed trade secrets of the Company or Bank and of its subsidiaries and affiliates, and that Wheeless shall take such steps, undertake such actions and refrain from taking such other actions, as mandated by the provisions hereof and by the provisions of the Virginia Uniform Trade Secret Act. Wheeless further acknowledges that the Company's or Bank's products and titles may consist of copyrighted material, and Wheeless shall exercise his best efforts to prevent the use of such copyrighted material by any person or entity which has not prior thereto been authorized to use such information by the Company or Bank.

         8.2. Wheeless further hereby agrees and acknowledges that any disclosure of any Proprietary Information prohibited herein, or any breach of the provisions of Articles 7 and 8 of this Agreement, may result in irreparable injury and damage to the Company which will not be adequately compensable in monetary damages, that the Company will have no adequate remedy at law therefor, and that the Company may obtain, if warranted in the discretion of a competent court, such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the company against, or on account of, any breach by Wheeless of the provisions contained in Articles 7 or 8.

         8.3. Wheeless further agrees that, upon termination of this Agreement, whether voluntary or involuntary or with or without cause, he shall notify any new employer, partner, associate or any other firm or corporation with whom Wheeless shall become associated in any capacity whatsoever of the provisions of Articles 7 and 8, if applicable to such new employment or association, and that the Company may give such notice to such firm, corporation or other person if the Company deems those Articles applicable as described in this Agreement.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1. Severability. The Company and Wheeless recognize that the laws and public policies of the Commonwealth of Virginia are subject to varying interpretations and change. It is the intention of the Company and of Wheeless that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of Virginia, but that the unenforceability (or the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable.

         9.2. Assignment. Except as provided below, neither the rights nor obligations under this Agreement may be assigned by either party, in whole or in part, by operation of law or otherwise, except that it shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company.

         Notwithstanding the above, upon the Bank's charter and Wheeless' approval as President and CEO, the Company may assign this Agreement to the Bank. In that event, all references to the "Company" in this Agreement are deemed to be references to the "Bank," (and references to the Company Board are deemed to refer to the Bank Board), except that any provision of this Agreement which refers to both the "Company" and the "Bank" separately shall continue to be effective with respect to the Company after such an assignment (and will also be effective as to the Bank). Upon an assignment of the Agreement by the Company, any obligations owed by Wheeless to the Company under this Agreement shall be owed to the Bank (except, as noted above, in those instances where specific references have been made, and obligations are owed, to both entities). Additionally, any references to the Company's CEO or President shall remain unchanged after such an assignment, and the rights and duties of the Company's CEO under this Agreement shall continue in effect after any assignment.

         9.3. Notices. Any notice expressly provided for under this Agreement shall be in writing, shall be given either personally or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

         If to the Company, to:

                           L. Burwell Gunn
                           President & CEO
                           Cardinal Financial Corporation
                           10641 Lee Highway
                           Fairfax, Virginia  22030

         If to Wheeless, to:

                           Mr. Greg D. Wheeless
                           21578 Goodwin Court
                           Ashburn, Virginia  20148

         9.4. Governing Law. This Agreement shall be executed, construed and performed in accordance with the laws of the Commonwealth of Virginia without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the state or federal courts sitting in Virginia and the parties hereby agree to the exclusive jurisdiction thereof.

         9.5. Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.6. Entire Agreement; Amendments. This Agreement constitutes and embodies the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Company's policies regarding employees, the terms of this Agreement shall supersede the conflicting or inconsistent Company policies. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by Wheeless and on behalf of the Company by an officer thereunto duly authorized by the Company's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        COMPANY:

                                        CARDINAL FINANCIAL CORPORATION


                                        By:
                                               --------------------------------
                                        Title:
                                               --------------------------------

                                        EMPLOYEE:


                                        --------------------------------
                                        Greg D. Wheeless